Exhibit (16)

POWER OF ATTORNEY

The undersigned, Cynthia L. Egan, Frank J. Fabozzi, Lorenzo A. Flores, Stayce D. Harris, J. Phillip Holloman, R. Glenn Hubbard, W. Carl Kester, Catherine A. Lynch, Arthur P. Steinmetz, Robert W. Fairbairn and John M. Perlowski, Directors of BlackRock MuniYield Quality Fund III, Inc. (the “Fund”), hereby authorize John M. Perlowski, Trent Walker, Jay M. Fife, Jonathan Diorio and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14 for the Fund or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 9th day of September, 2023.

Signature	Title

/s/ Cynthia L. Egan Cynthia L. Egan	Director

/s/ Frank J. Fabozzi Frank J. Fabozzi	Director

/s/ Lorenzo A. Flores Lorenzo A. Flores	Director

/s/ Stacey D. Harris Stayce D. Harris	Director

/s/ J. Phillip Holloman J. Phillip Holloman	Director

/s/ R. Glenn Hubbard R. Glenn Hubbard	Director

/s/ W. Carl Kester W. Carl Kester	Director

/s/ Catherine A. Lynch Catherine A. Lynch	Director

/s/ Arthur P. Steinmetz Arthur P. Steinmetz	Director

/s/ Robert W. Fairbairn Robert W. Fairbairn	Director

/s/ John M. Perlowski John M. Perlowski	Director

[Signature Page to Power of Attorney for MYI Registration Statement on Form N-14]